NINTH AMENDMENT

NINTH AMENDMENT, dated as of April 29, 2020 (this “Amendment”) to the Amended and Restated Master Purchase and Sale Agreement, dated as of March 6, 2017, as amended by the First Amendment, dated as of September 14, 2017, by the Second Amendment, dated as of November 3, 2017, by Omnibus Amendment No. 2 to Basic Documents (Ally-Carvana Flow), dated as of January 4, 2018, by the Third Amendment, dated as of November 2, 2018, by the Fourth Amendment, effective as of January 4, 2019, by the Fifth Amendment, effective as of March 6, 2019, by the Sixth Amendment, effective as of April 19, 2019, by the Seventh Amendment, effective as of March 19, 2020, and by the Eighth Amendment, effective as of March 24, 2020 (the “Master Purchase and Sale Agreement”), among CARVANA AUTO RECEIVABLES 2016-1 LLC, a Delaware limited liability company, as Transferor (the “Transferor”), ALLY BANK, a Utah chartered bank, as a Purchaser (in such capacity, a “Purchaser”), and ALLY FINANCIAL INC., a Delaware corporation, as a Purchaser (in such capacity, a “Purchaser” and, together with Ally Bank, the “Purchasers”).

WITNESSETH:

WHEREAS, the Transferors and the Purchasers are parties to the Master Purchase and Sale Agreement pursuant to which the Purchasers have agreed to purchase specified portfolios of receivables and related property from the Transferor; and

WHEREAS, the parties wish to amend the Master Purchase and Sale Agreement in certain respects;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION I
DEFINITIONS

Section 1.01 Defined Terms. Unless otherwise defined herein, capitalized terms used in the above recitals and in this Amendment are defined in and shall have the respective meanings assigned to them in (or by reference in) Appendix A to the Master Purchase and Sale Agreement.

SECTION II
AMENDMENTS

Section 2.01 Amendments to Appendix A (Definitions). Appendix A to the Master Purchase and Sale Agreement is hereby amended by:

(a) adding a definition of "Flex Receivable" in the proper alphabetical order to read as follows:

Certain information has been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

"“Flex Receivable” means a Receivable that meets the criteria of an "Eligible Receivable" (other than clause (xxii)(A) thereto) and (i) pursuant to which, at the time of origination of the related Contract, the related Obligor has elected in writing to defer the first scheduled payment in respect of such Receivable, (a) if the APR of the related Receivable is less than 10% per annum, 90 days from the related contract date, or (b) if the APR of the related Receivable is greater than or equal to 10% and less than or equal to 20%, 60 days from the related contract date, (ii) for which interest accrues at the related APR from the date of origination of such related Contract during such deferral period, (iii) for which the related credit application was completed and has a date on or after April 6, 2020 through and including [***] (or such other date as agreed to by the Purchasers in their sole discretion), and (iv) as the time of submission of the related credit application, the related Obligor has submitted and signed an employment and income attestation in accordance with the Credit Policies of the Seller. For the avoidance of doubt, a Receivable with an APR greater than 20% shall not be a Flex Receivable."

(b) adding a definition of "Flex Amount" in the proper alphabetical order to read as follows:

"“Flex Amount” is as agreed upon by the Parties to the Master Sale Agreement and Master Purchase and Sale Agreement."

(c) revising the “Administrative Purchase Payment” definition and inserting each of the following terms which are double underlined in the place where such term appears below to, and deleting the stricken terms from, the “Administrative Purchase Payment” definition

"“Administrative Purchase Payment” means, with respect to an Administrative Receivable within a Receivables Pool to be repurchased as of the last day of a Collection Period, a payment equal to the sum of (i) the product of (a) the Outstanding Principal Balance with respect to such Administrative Receivable as of such date and (b) the Receivables Purchase Rate and (ii) the product of (x) the amount set forth in clause (i) above, (y) the APR of such Administrative Receivable and (z) (1) for a Flex Receivable prior to receipt of the first scheduled payment, the actual number of days from the related Cutoff Date through the repurchase date, divided by 360 or (2) in all other cases, 30/360."

(d) revising clause (xii) to the “Eligible Receivable” definition and inserting each of the following terms which are double underlined in the place where such term appears below to, and deleting the stricken terms from, the “Eligible Receivable” definition:

""(xii) (A) For a Receivable that is not a Flex Receivable, the ~~The~~ first scheduled payment in respect of such Receivable is no more than forty-five (45) days from the related contract date or (B) is a Flex Receivable;""

(e) revising the “Warranty Payment” definition and inserting each of the following terms which are double underlined in the place where such term appears below to, and deleting the stricken terms from, the “Warranty Payment” definition:

"“Warranty Payment” means, with respect to a Warranty Receivable within a First Tier Receivables Pool or a Receivables Pool, as applicable, to be repurchased as of the last day of a Collection Period, a payment equal to the sum of (i) the product of (a) the Outstanding Principal Balance with respect to such Warranty Receivable as of such date and (b) the Receivables Purchase Rate and (ii) the product of (x) the amount set forth in clause (i) above, (y) the APR of such Administrative Receivable and (z) (1) for a Flex Receivable prior to receipt of the first scheduled payment, the actual number of days
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from the related Cutoff Date through the repurchase date, divided by 360 or (2) in all other cases, 30/360."

(f) revising the “Purchase Price” definition and inserting each of the following terms which are double underlined in the place where such term appears below to the “Purchase Price” definition:

"“Purchase Price” means the price applicable to the Purchased Receivables purchased in any Receivables Pool, which shall be equal to (x) the sum of (i) the price for such Receivables Pool designated by the Pricing Model (for the avoidance of doubt, the Pricing Model will, for each Purchased Receivable in such Receivables Pool, (A) increase the related purchase price for any interest scheduled to accrue (ignoring any non-scheduled payment that may be received by the Seller) for the period from the date of origination (or, if such Purchased Receivable has at least one scheduled monthly payment occurring prior to the related Cutoff Date, from such most recent scheduled monthly payment date) through the related Closing Date and (B) decrease the related purchase price for the portion of any non-scheduled payment received by the Seller prior to the related Cutoff Date allocated to accrued interest) plus (ii) the Pre-closing Interest Carry Amount for such Receivables Pool as of the Closing Date, minus (y) the Flex Amount (if any) for such Receivables Pool."

(g) revising the “First Step Receivables Purchase Price” definition and inserting each of the following terms which are double underlined in the place where such term appears below to, and deleting the stricken terms from, the “First Step Receivables Purchase Price” definition:

"“First Step Receivables Purchase Price” means, with respect to a First Tier Receivables Pool, an amount equal to the related ~~Closing Date~~ Second Step Receivables Purchase Price."

Section 2.02 Amendments to Section 2.1(a) (Transferor Obligation). Section 2.1(a) of the Master Purchase and Sale Agreement is hereby amended as set forth below by inserting each term thereof which is double underlined in the place where such term appears below and deleting the stricken text:

"(a) Transferor Obligation. Upon the terms and subject to the conditions set forth in this Agreement, and in reliance on the covenants, representations, warranties and agreements set forth herein, the Transferor commits to sell to the Purchasers one Receivables Pool each calendar week during the Commitment Period, except for the calendar weeks within the period from January 4, 2019 to February 9, 2019, with a total Cutoff Date Aggregate Outstanding Principal Balance for all such Receivables Pools sold during the Commitment Period, taken together, equal to the Commitment Amount and each Receivables Pool sold to the Purchaser shall have a Cutoff Date Aggregate Outstanding Principal Balance equal to at least 100% (adjusted downward for a nonmaterial amount resulting from application of the Selection Procedures, including the Freestyle Selection, at a Purchase Percentage of 100%) of the aggregate principal balance of weekly pools of receivables originated by the Seller that meet the criteria described in the definition of “Eligible Receivable” and such other documented administrative criteria as the Purchasers may agree to from time to time during the second calendar week preceding the calendar week in which the related Closing Date shall occur related to such Receivables Pool during the Commitment Period; provided, that the Transferor shall not be obligated to sell any Receivables Pool if the related Second Step Receivables Purchase Price for such Receivables Pool is less than or equal to the Cutoff Date Aggregate Outstanding Principal Balance (collectively, the “Transferor Obligation”); provided, further, notwithstanding the maximum FICO score described in clause (xxxiv) in the definition of “Eligible Receivable,” if the Seller elects to consummate a Limited Sale Option under the Master Sale
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Agreement, then the Transferor shall include in any related Receivables Pool that has a related Cutoff Date on and including February 24, 2019 through and including March 24, 2019, all Receivables (without regard to the Purchase Percentage or application of the Freestyle Selection Criteria) where the related Obligors have a FICO score of more than the Upper Bound FICO Score and that otherwise meet the definition of “Eligible Receivable” (other than the Upper Bound FICO Score described in clause (xxxiv) thereof) originated during the related Origination Period; provided further that, in connection with a Limited Sale Option, if the Transferor sells such Receivables with FICO scores of more than the Upper Bound FICO Score, the Transferor shall also be required to include in such Receivables Pool all Eligible Receivables originated during the related Origination Period with FICO scores of not less than 590 and not more than the Upper Bound FICO Score that otherwise meet the definition of “Eligible Receivable” with randomization codes of the related contract numbers that are greater than the Purchase Percentage; provided, further, that the sum of the Cutoff Date Aggregate Outstanding Principal Balance for all Flex Receivables sold during the period beginning April 30, 2020 through and including [***], taken together, shall not exceed $[***] (or such other later dates or higher amount as agreed to by the Purchasers in their sole discretion)."

Section 2.03 Amendments to Section 2.1(b) (Purchaser Obligation). Section 2.1(b) of the Master Purchase and Sale Agreement is hereby amended as set forth below by inserting each term thereof which is double underlined in the place where such term appears below and deleting the stricken text:

"(b) Purchaser Obligation. Upon the terms and subject to the conditions set forth in this Agreement, including Section 2.1(c) below, and in reliance on the covenants, representations, warranties and agreements herein set forth, the Purchasers commit to purchase one Receivables Pool each calendar week during the Commitment Period, except for the calendar weeks within the period from January 4, 2019 to February 9, 2019, on each Closing Date designated by the Transferor pursuant to Section 4.1(a); provided that the sum of the Cutoff Date Aggregate Outstanding Principal Balance for all Receivables Pools purchased during the Commitment Period shall not exceed the Commitment Amount and the sum of the Cutoff Date Aggregate Outstanding Principal Balance for all Flex Receivables purchased during the period beginning April 30, 2020 through and including [***], taken together, shall not exceed $[***], or such other later dates or higher amount with respect to Flex Receivables as agreed to by the Purchasers in their sole discretion (collectively, the “Purchaser Obligation”)."

Section 2.04 Amendments to Section 2.1(d) (Selection of Receivables Pools). Section 2.1(d) of the Master Purchase and Sale Agreement is hereby amended as set forth below by inserting each of the following terms which are double underlined in the place where such term appears below and deleting the stricken text:

"(d) Selection of Receivables Pools. The Receivables to be sold in each Receivables Pool shall be selected by the Seller and the Transferor in accordance with the Selection Procedures and such other documented administrative criteria as the Purchasers may agree to from time to time, as selected by the Seller in accordance with the Selection Procedures and sold to the Transferor pursuant to the Master Sale Agreement, after the Transferor has determined that both before and after giving effect to such Selection Procedures, (i) each such Receivable meets the Eligible Receivable criteria and (ii) (a) with respect to Receivables with a Cut-Off Date on or prior to March 19, 2020, such Receivables Pool together with all Receivable Pools previously purchased, meet the applicable Eligible Receivables Pool criteria and (b) with respect to Receivables with a Cut-Off Date after March 19, 2020, to the best of the Transferor's knowledge, such Receivables Pool together with all Receivable Pools previously purchased,
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meet the applicable Eligible Receivables Pool criteria~~each such Receivables Pool (after giving effect to such sale) meets the Eligible Receivables Pool criteria~~. If any of the Purchaser, the Seller or the Transferor determines that such Receivables Pool does not satisfy the applicable criteria for an Eligible Receivables Pool, then the Seller and the Transferor shall, without any selection believed to be adverse to the Purchaser, randomly select Eligible Receivables for removal from such Receivables Pool that will positively impact the out of compliance criteria. If the Purchasers reasonably determine that such Receivables Pool does not appear to have been selected on a random basis after applying such documented administrative criteria as the Purchasers may agree to from time to time (based on information reasonably requested by the Purchasers and provided by the Seller and the Transferor comparing the Receivables to be sold to the Purchasers on the related Closing Date as compared against receivables originated during the related Origination Period that meet the definition of an Eligible Receivable and are not sold to the Purchasers), then the Purchasers, the Seller and the Transferor will determine an approach to adjust the mix of Eligible Receivables in such pool (including adding or removing Receivables meeting the definition of Eligible Receivables) to ensure that such Receivables Pool was randomly selected by the Seller and the Transferor. In such circumstance, the Seller, the Transferor and the Purchasers will revisit this Section 2.1(d) and the related definitions to determine if changes thereto are needed to ensure future Receivables Pools are representative of receivables originated by the Seller during the related Origination Period that are eligible to be sold hereunder and that there was no adverse selection pursuant to the Freestyle Selection."

Section 2.05 Amendments to Section 3.1(e) (Purchase Cadence and Settlement Report). Section 3.1(e) of the Master Purchase and Sale Agreement is hereby amended as set forth below by inserting each term thereof which is double underlined in the place where such term appears below and deleting the stricken text:

"(e) Purchase Cadence and Settlement Report. Not later than the third (3rd) Business Day following an Origination Period, the Transferor shall provide the Purchasers with the Purchase Percentage and supply the Purchasers with an initial data tape in form and substance acceptable to the Purchasers containing the information as called for in Exhibit D and indicating which Receivables listed in such initial data tape are Flex Receivables with respect to all Receivables originated or acquired by the Seller in the preceding Origination Period (and any Previously Originated Receivables to be included in the Related Receivables Pool) that the Seller and the Transferor intend in good faith to sell to the Purchasers under this Agreement meeting the selection criteria for sale to the Transferor and those Receivables meeting the eligibility criteria for sale by the Transferor to the Purchasers, a Receivables Pool. Not later than the first (1st) Business Day of the second week following an Origination Period (but at least two (2) Business Days prior to the related Closing Date), the Transferor shall supply the Purchasers with a final data tape in form and substance acceptable to the Purchasers containing the final information as called for in Exhibit D and indicating which Receivables listed in such initial data tape are Flex Receivables with respect to all Receivables in the related Receivables Pool and identifying any receivable in the initial data tape that was determined not to be an Eligible Receivable, including any receivable with respect to which the applicable obligor has exercised its right to return the related financed vehicle and terminate the related receivable. Not less than two (2) Business Days prior to each proposed Closing Date, the Transferor will deliver to the Purchasers a settlement report substantially in the form of Schedule 2 attached to the Pool Supplement (the “Settlement Report”), in form and substance reasonably acceptable to the Purchaser setting forth amounts due the Transferor with respect to the applicable Receivables Pool and containing at least the calculation of the related Cutoff Date Aggregate Outstanding Principal Balance, the Pre-closing Interest Carry Amount, the purchase price designated by the Pricing Model, the re-liening expenses described in Section 2.7 and the Second Step Receivables Purchase Price."
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Section 2.06 Amendments to Section 4.1(a) (General Procedures). Section 4.1(a) of the Master Purchase and Sale Agreement is hereby amended as set forth below by inserting each term thereof which is double underlined in the place where such term appears below and deleting the stricken text:

"(iii) Not later than the second (2nd) Business Day of the second week following an Origination Period (but at least one (1) Business Day prior to the related Closing Date), the Purchasers shall notify the Seller of the final Purchase Price (including any Flex Amount) for the Receivables Pool and the final allocation of purchase between Ally Bank and Ally Financial."

Section 2.07 Amendments to Section 5.2(cc)(i) (Characteristics of the Receivables). Section 5.2(cc)(i) of the Master Purchase and Sale Agreement is hereby amended as set forth below by inserting each term thereof which is double underlined in the place where such term appears below and deleting the stricken text:

"(i) Characteristics of Receivables. As of each Cutoff Date (except to the extent otherwise provided in the definition of “Eligible Receivable”) with respect to the related Receivables to be purchased, (A) each Receivable is an Eligible Receivable, (B) ~~all of the Receivables, together, constitute an Eligible Receivables Pool~~(i) with respect to Receivables with a Cut-Off Date on or prior to March 19, 2020, all of the Receivables to be purchased on the applicable Closing Date together with all Receivables previously purchased, constitute an Eligible Receivables Pool (as determined as of each relevant Cutoff Date for each such Receivable) and (ii) with respect to Receivables with a Cut-Off Date after March 19, 2020, to the best of the Transferor's knowledge, all of the Receivables to be purchased on the applicable Closing Date together with all Receivables previously purchased, constitute an Eligible Receivables Pool (as determined as of each relevant Cutoff Date for each such Receivable) and (C) the Receivables Pool was selected as described in Section 2.1(d)."

Section 2.08 Amendments to Section 6.2(a) (Aggregate Purchase Commitment). Section 6.2(a) of the Master Purchase and Sale Agreement is hereby amended as set forth below by inserting each term thereof which is double underlined in the place where such term appears below and deleting the stricken text:

"(a) Aggregate Purchase Commitment. After giving effect to such purchase and sale, the sum of the Cutoff Date Aggregate Outstanding Principal Balance for such Receivables Pool and the aggregate amount of the Cutoff Date Aggregate Outstanding Principal Balance for all previous Receivables Pools within the Commitment Period shall not exceed the amount of Purchaser’s Obligation as of such Closing Date and the sum of the Cutoff Date Aggregate Outstanding Principal Balance for all Flex Receivables purchased during the period beginning April 30, 2020 through and including [***], taken together, shall not exceed $[***] (or such other later dates or higher amount as agreed to by the Purchasers in their sole discretion)."

Section 2.09 Amendments to Section 8.2 (Repurchase of Receivables Upon Breach by the Transferor). Section 8.2 of the Master Purchase and Sale Agreement is hereby amended as set forth below by inserting each term thereof which is double underlined in the place where such term appears below and deleting the stricken text:

"Upon (i) the discovery of any breach of any representation or warranty as set forth in Section 5.2(cc) of this Agreement (and with respect to paragraphs (i)(B)(ii) and (x) therein, without
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giving effect to any knowledge requirements) or (ii) the Purchasers incurring any cost, expense, loss, claim, damage or liability resulting from any conduct or omission of the Seller or the Transferor that results in the failure of either Purchaser to have a perfected and enforceable security interest against a related Obligor in the related Financed Vehicle (including any failure to obtain a first priority perfected security interest in the related Financed Vehicle in connection with the origination of the Receivable), the Party discovering such breach shall give prompt written notice of the breach to the other Parties. Such notice shall specify the reason for such ineligibility or breach and shall identify all Receivables that the party preparing such notice knows is so ineligible or in breach as of such date. Unless the breach described in clause (i) above has been cured in all material respects by the last day of the Collection Period immediately following the Collection Period during which such breach is discovered or notice of such breach is given and, with respect to the failure described in clause (ii) above, in each such circumstance, the Transferor shall repurchase, as of the last day of such Collection Period, any Receivable for which such representation or warranty was breached for the Warranty Payment. In consideration of the repurchase of a Warranty Receivable, the Transferor shall remit, or cause to be remitted the Warranty Payment to the applicable Collection Account for distribution pursuant to Section 4.2 of the Master Servicing Agreement. The obligation of the Transferor to repurchase any Receivable as to which a breach has occurred and is continuing, shall, if such obligation is fulfilled, constitute the sole remedy (except as provided in Section 7.14 of this Agreement) against the Transferor for such breach available to the Purchasers."

SECTION III
MISCELLANEOUS

Section 3.01 Conditions to Effectiveness. This Amendment shall become effective as of the date first written above upon the receipt of the following:

(a) a signed counterpart to this Amendment duly executed and delivered by each of the parties hereto;

(b) a signed copy of the Thirteenth Amended and Restated Letter Agreement re Master Purchase and Sale Agreement, dated as of the date hereof, shall have been duly executed and delivered by Carvana, LLC, Bridgecrest Credit Company, LLC, the Transferor, Ally Financial, and Ally Bank; and

(c) a signed copy of the Seventh Amendment to Master Sale Agreement, dated as of the date hereof, shall have been duly executed and delivered by Carvana, LLC the Transferor, Ally Financial, and Ally Bank.

Section 3.02 Continuing Effect of the Master Purchase and Sale Agreement. Except as specifically amended and modified above, the Master Purchase and Sale Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Purchasers under the Master Purchase and Sale Agreement, nor constitute a waiver of any provision of the Master Purchase and Sale Agreement.

Section 3.03 Representations and Warranties. The representations and warranties of the Seller and the Transferor contained in the Basic Documents shall be true and correct in all material respects as of the effective date of this Amendment.
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Section 3.04 Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Purchasers, the Servicer and their respective successors and permitted assigns.

Section 3.05 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. The parties intend that faxed signatures and electronically imaged signatures including as .pdf files shall constitute original signatures and are binding on all parties. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Amendment contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter contemplated hereby.

Section 3.06 GOVERNING LAW. SUBMISSION TO JURISDICTION, ETC.

(a) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AMENDMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) THE TRANSFEROR AND THE PURCHASERS HEREBY MUTUALLY AGREE TO SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER BASIC DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE TRANSFEROR AND THE PURCHASERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) THE TRANSFEROR AND THE PURCHASERS EACH HEREBY WAIVES (TO EXTENT THAT IT MAY LAWFULLY DO SO) ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AMENDMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 3.07 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CARVANA AUTO RECEIVABLES 2016-1 LLC,
as Transferor

By:	/s/ Paul Breaux
	Name:	Paul Breaux
	Title:	Vice President

ALLY BANK,
as Purchaser

By:	/s/ William R. Thompson
	Name:	William R. Thompson
	Title:	Authorized Representative

ALLY FINANCIAL INC.,
as Purchaser

By:	/s/ Thomas Elkins
	Name:	Thomas Elkins
	Title:	Authorized Representative

Agreed to and Accepted by:

CARVANA, LLC,
as Seller

By:	/s/ Paul Breaux
Name:	Paul Breaux
Title:	Vice President